(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

Azur International, Inc.

(Name of Corporation)

FILE NUMBER

C12203-1997

FOR THE FILING PERIOD OF June 2004 TO June 2005

FILED #

OCT 1 5 2004

IN THE OFFICE OF

DEAN HELLER, SECRETARY OF STATE

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

Lilli Frost
1414 East Telegraph Street
Carson City, NV 89701
1-(775)-883-5755 - O
1-(775)-883-4775 - F
LILLIFROST@MSN.COM

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED
2. If there are additional directors attach a list of them to this form.
3. Return the completed list with the filing fee. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☒ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Donald C. Winfrey	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
1414 East Telegraph Street	Carson City	NV	89701
NAME	TITLE(S)		
Albert J. Lazo	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
Same as above			
NAME	TITLE(S)		
Donald Goree	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
Same as above			
NAME	TITLE(S)		
John Duggan	DIRECTOR		
ADDRESS	CITY	St	Zip
Same as above			

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer [signature] Title Secretary Date 10-13-04

ATTACHMENT TO THE ANNUAL LIST OF OFFICERS

Additional Officers:

CHIEF EXECUTIVE OFFICER

Donald Goree

Address:

1414 E. TELEGRAPH ST.
CARSON CITY, NV 89701

VICE PRESIDENT OF OPERATIONS

John Hernandez

Address:

1414 E. TELEGRAPH ST.
CARSON CITY, NV 89701

VICE PRESIDENT OF DEVELOPMENT

Jeffrey Grene

Address:

1414 E. TELEGRAPH ST.
CARSON CITY, NV 89701

ASSISTANT SECRETARY

Stewart Merkin

Address:

1414 E. TELEGRAPH ST.
CARSON CITY, NV 89701

ADDITIONAL DIRECTORS:

Eduardo Naranjo

Address:

1414 E. TELEGRAPH ST.
CARSON CITY, NV 89701

Donald Goree

Address:

1414 E. TELEGRAPH ST.
CARSON CITY, NV 89701

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C12203-97

OCT 15 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Azur International, Inc.

2. The articles are being ☒ **Restated** or ☐ **Amended and Restated** (check only one). Please entitle your attached articles "**Restated**" or "**Amended and Restated,**" accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☒ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on 10/01/2004 The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificate

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

C1-0110-98C

FILED # C12203-97

OCT 15 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

STATE OF NEVADA

RESTATED ARTICLES OF INCORPORATION

OF

AZUR INTERNATIONAL, INC.

Pursuant to the provisions of Section 78.403 of the Nevada General Corporation Law (the "Act"), the undersigned corporation hereby restates its Articles of Incorporation and sets forth the text of the articles of incorporation as amended to the date of the certificate. These Restated Articles of Incorporation were adopted by the board of directors on October 1, 2004.

ARTICLE I

The name of this corporation shall be:

AZUR INTERNATIONAL, INC.

The principal office of the corporation is located at:

801 Brickell Ave., Suite 900
Miami, FL 33131

ARTICLE II

This corporation may engage in any activity or business permitted under the laws of the State of Nevada, and shall enjoy all the rights and privileges of a corporation granted by the laws of the State of Nevada.

ARTICLE III

The aggregate number of shares which the corporation shall have authority to issue is 250,000,000 shares, with a par value of $.0001 per share, divided into 50,000,000 shares of Preferred Stock (the "Preferred Stock") and 200,000,000 shares of Common Stock (the "Common Stock".) A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

A. Common Stock. The terms of the 200,000,000 shares of Common Stock of the corporation shall be as follows:

(1) Dividends. Whenever cash dividends upon the Preferred Stock of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock out of the remaining net profits or surplus of the corporation.

(2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

(3) Voting rights. The Common Stock shall have voting rights.

B. Preferred Stock. Prior to the issuance of any of the Preferred Stock, the Board of Directors shall determine the number of Preferred Stock to then be issued from the 50,000,000 shares authorized, and such shares shall constitute a series of the Preferred Stock. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the Stock of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Stock. Preferred Stock may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Stock. Also, any series of the Preferred Stock may have voting rights.

ARTICLE IV

The corporation is to have perpetual existence.

ARTICLE V

The business and property of the corporation shall be managed by a Board of Directors of not fewer than one (1) member, who shall be natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified. Directors need not be residents of the State of Nevada nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders. Any director or directors may be removed with or without cause by the shareholders at a meeting called for such purpose.

ARTICLE VI

This corporation, and any or all of the shareholders of this corporation, may from time to time enter into such agreements as they deem expedient relating to the shares of stock held by them and limiting the transferability thereof; and thereafter any transfer of such shares shall be made in accordance with the provisions of such agreement, provided that before the actual transfer of such shares on the books of the corporation, written notice of such agreement shall be given to this corporation by filing a copy thereof with the secretary of the corporation and a reference to such agreement shall be stamped, written or printed upon the certificate representing such shares, and the By-Laws of this corporation may likewise include provisions for the making of such agreement, as aforesaid.

ARTICLE VII

The private property of the shareholders of the corporation shall not be subject to the payment of the corporation's debts to any extent whatever.

ARTICLE VIII

The corporation hereby designates, as its Registered Agent, and as its Resident Agent to accept service of process within the State:

Lilli Frost
1414 East Telegraph Street
Carson City, NV 89701

ARTICLE IX

The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.

(a) This corporation shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

(b) The corporation shall also indemnify any director or officer who has be successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

(c) The indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

(d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

ARTICLE X

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the Act proscribes this limitation and then only to the extent that this limitation is specifically proscribed.

ARTICLE XI

In furtherance, and not in limitation, of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized:

(a) To make, alter, amend, and repeal the By-Laws of the corporation, subject to the power of the holders of stock having voting power to alter, amend, or repeal the By-Laws made by the Board of Directors.

(b) To determine and fix the value of any property to be acquired by the corporation and to issue and pay in exchange therefore, stock of the corporation; and the judgment of the directors in determining such value shall be conclusive.

(c) To set apart out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purposes, and also to abolish any such reserve in the same manner in which it was created.

(d) To determine from time to time whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the corporation, or any of the books, shall be open for inspection by the shareholders and no shareholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Nevada, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders.

(e) The Board of Directors may, by resolution, provide for the issuance of stock certificates to replace lost or destroyed certificates.

ARTICLE XII

If the By-Laws so provide, the shareholders and the Board of Directors of the corporation shall have the power to hold their meetings, to have an office or offices, and to keep the books of the corporation, subject to the provisions of the laws of the State of Nevada, outside of said state at such place or places as may be designated from time to time by the Board of Directors.

The corporation may, in its By-Laws, confer powers upon the Board of Directo... in addition to those granted by these Articles of Incorporation, and in addition to the powers and authority expressly conferred upon them by the laws of the State of Nevada.

Election of directors need not be by ballot unless the By-Laws so provide.

Directors shall be entitled to reasonable fees for their attendance at meetings of the Board of Directors.

ARTICLE XIII

In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest therein which is or might be adverse to the interest of this corporation, provided that such contracts or transactions are in the usual course of business.

In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE XIV

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon shareholders, directors and officers are subject to this reserved power.

ARTICLE XIV

The name and address of the incorporator is as follows;

Name	Address
Terrall Chilcoat	1504 #8-00059 Main Street Gardnerville, NV 89410-5273

IN WITNESS WHEREOF, I, the undersigned, being the Secretary of the corporation, executed the foregoing Restated Articles of Incorporation to be filed in the Office of the Secretary of the State of Nevada for the purposes therein set forth this 1 day of October, 2004.

________________, Corporate Secretary